Exhibit10(r)(r)(r)

AMENDMENT NUMBER ONE
HP INC.
Second Amended and Restated HP Inc. 2004 Stock Incentive Plan
The Second Amended and Restated HP Inc. 2004 Stock Incentive Plan (the “Plan”) is hereby amended as follows, effective as of February 28, 2020:

1.	Section 13(b)(i) is hereby amended to add the following to the end thereof:
“Notwithstanding anything herein to the contrary, any individual who first becomes a Non-Employee Director after the start of a calendar year and has not otherwise been eligible to participate in a non-qualified deferred compensation plan maintained by the Company, may elect within 30 days of becoming a Non-Employee Director to defer his Annual Equity Retainer (to the extent such Non-Employee Director also elects to receive such Annual Equity Retainer in the form of Director RSU Awards) that is earned with respect to service as a Non-Employee Director subsequent to the date the deferral election becomes effective. Such election shall be irrevocable and effective no later than the end of such 30-day period.
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
IN WITNESS WHEREOF, HP Inc. has caused this instrument to be signed by its duly authorized officer as of this 28th day of February, 2020.

HP INC.

By:	/s/ Tracy Keogh
Its:	Chief Human Resources Officer